EXHIBIT 99.3
Welltower Announces Addition of Andrew Gundlach to Board of Directors
TOLEDO, Ohio, July 29, 2024 /PRNewswire/ -- Welltower Inc. (NYSE: WELL) announced today the appointment of Andrew Gundlach to its Board of Directors. Mr. Gundlach, 53, is the President and Co-CEO of Bleichroeder LP, a registered investment advisor serving ultra-high-net-worth families. He has extensive experience in both public and private markets, with a particular expertise in corporate strategy and capital markets.
Mr. Gundlach has been a key figure at First Eagle Investment Management, where he has served on the board since 2004. Bleichroeder was spun out from First Eagle after funds controlled by Blackstone and Corsair bought majority control in 2015, a transaction initiated by Mr. Gundlach. Earlier in his career, Mr. Gundlach held roles in the corporate finance and M&A departments at Morgan Stanley and J.P. Morgan.
“We are delighted to announce the appointment of Andrew as an Independent Director of the Welltower Board. Andrew’s broad skillset, highlighted by his extensive investment background, expertise in strategic financial management, and capital allocation acumen, will complement our Board’s already robust capabilities,” said Kenneth J. Bacon, Chairman and Independent Director of the Welltower Board. “With almost 30 years of investment experience, Mr. Gundlach's deep understanding of the markets and his strategic vision will be invaluable to Welltower as the company continues to expand its portfolio and seeks to enhance shareholder value. Additionally, Bleichroeder’s well respected long-term investment orientation demonstrates Andrew’s alignment with a key tenet of the Welltower management team’s ethos.”
Mr. Gundlach earned a B.S in International Relations and Affairs and an M.S. from Georgetown University's School of Foreign Service and an MBA from Columbia Business School. Mr. Gundlach is a Member of the Council on Foreign Relations, where he serves on the Investment Committee. He also serves as an Adjunct Professor at the Heilbrunn Center for Graham & Dodd Investing at Columbia Business School from 2004 to the present, where he teaches courses on investing. He currently serves as a Member of the Columbia Business School Board as well as a trustee of the Guggenheim Museum.

Forward-Looking Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “believe,” “expect,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to those factors discussed in Welltower’s reports filed from time to time with the Securities and Exchange Commission. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

About Welltower
Welltower Inc. (NYSE:WELL), a real estate investment trust ("REIT") and S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. Welltower invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate infrastructure needed to scale innovative care delivery models and improve people's wellness and overall health care experience. Welltower owns interests in properties concentrated in major, high-growth markets in the United States,

Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information can be found at www.Welltower.com.

SOURCE Welltower Inc.
Investor Relations: Krishna Soma, ksoma@welltower.com, (646) 677-8764; Matthew Carrus, mcarrus@welltower.com, (646) 677-8756; Media: Tara Gallagher, tgallagher@welltower.com, (214) 702-0774